        As filed with the Securities and Exchange Commission on January 24, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              QUALCOMM INCORPORATED
             (Exact Name Of Registrant As Specified In Its Charter)

              DELAWARE                                 95-3685934
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                                ----------------

                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 587-1121
                    (Address Of Principal Executive Offices)

                                ----------------

                             1991 STOCK OPTION PLAN
                            (Full Title Of The Plan)


                                IRWIN MARK JACOBS
                      CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              QUALCOMM INCORPORATED
                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 587-1121
 (Name, Address, Including Zip Code, And Telephone Number, Including Area Code,
                              Of Agent For Service)

                                ----------------

                                   COPIES TO:

                             FREDERICK T. MUTO, ESQ.
                              THOMAS A. COLL, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                           SAN DIEGO, CALIFORNIA 92101
                                 (858) 550-6000

                                ----------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

=========================================================================================================
                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
  TO BE REGISTERED      REGISTERED (1)        SHARE (2)             PRICE (2)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock, par
value $.0001              28,000,000           $138.13            $3,867,640,000        $1,021,056.96
=========================================================================================================

================================================================================

(1) The Registrant's Board of Directors and stockholders approved an amendment to increase the number of shares authorized for issuance under the Registrant's 1991 Stock Option Plan, as amended (the "1991 Plan"), by 3,500,000 shares in December 1998 and February 1999, respectively. In April 1999, the Registrant declared a two-for-one stock split in the form of a stock dividend distributed in May 1999, and effected an additional four-for-one stock split in December 1999. Accordingly, this Registration Statement covers 28,000,000 shares, representing the additional 3,500,000 shares that became issuable under the 1991 Plan, as adjusted for such stock splits. This Registration Statement shall also cover any additional shares of Common Stock which shall become issuable under the 1991 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). The price per share and the aggregate offering price are calculated on the basis of the average of the high and low sales prices of Registrant's Common Stock on January 18, 2000, as reported on the NASDAQ National Market for the remainder of the shares subject to the Option Plan registered hereunder.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The contents of the following Registration Statements on Form S-8 filed with the Securities and Exchange Commission are incorporated by reference herein:

        1.     Registration Statement No. 33-45083 filed January 16, 1992;

        2.     Registration Statement No. 33-78150 filed April 26, 1994;

        3.     Registration Statement No. 33-78158 filed April 26, 1994;

        4.     Registration Statement No. 333-2752 filed March 25, 1996;

        5.     Registration Statement No. 333-2754 filed March 25, 1996;

        6.     Registration Statement No. 333-2756 filed March 25, 1996;

        7.     Registration Statement No. 333-32013 filed July 24, 1997; and

        8.     Registration Statement No. 333-69457 filed December 22, 1998.


                                    EXHIBITS

EXHIBIT
NUMBER
5.1            Opinion of Cooley Godward LLP.

23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

24             Power of Attorney is contained on the signature pages.

99.1           1991 Stock Option Plan, as amended. (1)

----------

(1) Filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-69457) filed on December 22, 1998.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 21, 2000.


                                        QUALCOMM INCORPORATED



                                        By  /s/ IRWIN MARK JACOBS
                                           -------------------------------------
                                           Irwin Mark Jacobs, Chairman of the
                                           Board and Chief Executive Officer



                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints IRWIN MARK JACOBS and ANTHONY S. THORNLEY and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                       TITLE                               DATE

/s/ IRWIN MARK JACOBS                           Chairman of the Board, Chief        January 21, 2000
-----------------------------                   Executive Officer and Director
Irwin Mark Jacobs                               (Principal Executive Officer)


/s/ ANDREW J. VITERBI                           Vice Chairman of the Board          January 21, 2000
------------------------------------
Andrew J. Viterbi


/s/ ANTHONY S. THORNLEY                         Executive Vice President and        January 21, 2000
------------------------------------            Chief Financial Officer
Anthony S. Thornley                             (Principal Financial and
                                                Accounting Officer)


/s/ RICHARD C. ATKINSON                         Director                            January 21, 2000
------------------------------------
Richard C. Atkinson


/s/ ADELIA A. COFFMAN                           Director                            January 21, 2000
------------------------------------
Adelia A. Coffman


                                                Director                            January ___, 2000
------------------------------------
Diana Lady Dougan


                                                Director                            January ___, 2000
------------------------------------
Neil Kadisha


/s/ ROBERT E. KAHN                              Director                            January 21, 2000
------------------------------------
Robert E. Kahn


/s/ JEROME S. KATZIN                            Director                            January 21, 2000
------------------------------------
Jerome S. Katzin


/s/ DUANE A. NELLES                             Director                            January 21, 2000
------------------------------------
Duane A. Nelles


/s/ PETER M. SACERDOTE                          Director                            January 21, 2000
------------------------------------
Peter M. Sacerdote


/s/ FRANK SAVAGE                                Director                            January 21, 2000
------------------------------------
Frank Savage


/s/ BRENT SCOWCROFT                             Director                            January 21, 2000
------------------------------------
Brent Scowcroft


/s/ MARC I. STERN                               Director                            January 21, 2000
------------------------------------
Marc I. Stern

                                  EXHIBIT INDEX

EXHIBIT
NUMBER

5.1            Opinion of Cooley Godward LLP.

23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

24             Power of Attorney is contained on the signature pages.

99.1           1991 Stock Option Plan, as amended. (1)

----------------

(1) Filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-69457) filed on December 22, 1998.